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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement
of Greyhound Financial Corporation on Form S-3 (File No. 33-      ) of our
report dated February 7, 1994 on our audits of the consolidated financial statements of TriCon Capital Corporation-Predecessor Business, which report is included in the Annual Report on Form 10-K of Greyhound Financial Corporation and includes an explanatory paragraph for certain accounting changes. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND

New York, New York
March 25, 1994